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                                                                   EXHIBIT 23.2


                    CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
TSX Corporation:

We consent to incorporation by reference in the following registration statements on Form S-8 of ANTEC Corporation of our report dated May 30, 1997, relating to the consolidated balance sheet of TSX Corporation and subsidiary, as of December 31, 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the twelve-month periods ended the last Saturday of October, 1996, 1995, and 1994, which report appears in the December 31, 1997, annual report on Form 10-K of ANTEC Corporation.

     No. 33-71384      Amended and Restated Employee Stock Incentive Plan

     No. 33-71386      ANTEC Corporation Director Stock Option Plan

     No. 33-71388      ANTEC Corporation Employee Stock Purchase Plan

     No. 33-89704      ANTEC/Keptel Exchange Options

     No. 333-11921     ESP Stock Plan

     No. 333-12131     ANTEC Corporation Amended and Restated Employee Stock
                       Incentive Plan

     No. 333-19129     TSX Corporation 1996 Second Amended an Restated
                       Long-Term Incentive Compensation Program; TSX
                       Corporation 1993 Amended and Restated Directors Stock
                       Option Plan, As Amended; TSX Corporation 1994 W.H.
                       Lambert Stock Option Agreement.




                                               KPMG Peat Marwick LLP



El Paso, Texas
March 23, 1998